                                                                          Exhibit 10.3

                              RESTRUCTURE AGREEMENT

     This RESTRUCTURE  AGREEMENT (this "Agreement"),  dated as of June 15, 2003, is entered into by and among Americana Publishing,  Inc., a Colorado corporation
("Company"), Advantage Fund I, LLC, ("Advantage").

                               W I T N E S S E T H

     WHEREAS,  on or about  April 1, 2002,  the  investors  named on  Schedule 1 hereto  (the  "Original  Investors")  made  several  loans to the Company in the principal  aggregate amount of Two Hundred Forty Thousand Dollars  ($240,000) in the individual amounts set forth on Schedule 1 hereto (the "Loans");

     WHEREAS,  in connection with the Loans,  the Company caused to be issued to the  Original  Investors  warrants to purchase  shares of the  Company's  Common
Stock,  including  certain  "Class A Warrants,"  certain  "Class B Warrants" and other warrants (collectively, the "Warrants");

     WHEREAS,  the  Loans and  Warrants  are  evidenced  by  certain  documents, including  as follows:  12% Senior  Secured  Convertible  Debenture  and Warrant
Purchase  Agreements,   Note  and  Warrant  Purchase   Agreements,   Convertible
Promissory  Notes  (the  "Promissory  Notes"),  12% Senior  Secured  Convertible
Debentures (the  "Debentures"),  the Warrants,  and certain  Registration Rights
Agreements (collectively, the "Financing Documents");

     WHEREAS,  Advantage  has purchased all right and title to the Loans and the
Warrants  from the Original  Investors,  and has obtained  assignments  from the
Original Investors as to the Loans, the Warrants,  and the Financing  Documents,
pursuant to certain purchase  agreements  entered into by and between  Advantage and the Original Investors (collectively, the "Assignment Agreements");

     WHEREAS,  Company and Advantage have agreed to enter into this  Restructure
Agreement to acknowledge  the Assignment  Agreements,  to amend the terms of the
Loans, and exercise and/or cancel certain Warrants;

     NOW, THEREFORE, for valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

A.       REPLACEMENT OF FINANCING DOCUMENTS

     1.  Replacement  Debenture.  All documents  evidencing the Loans are hereby cancelled,  superseded and replaced in their entirety by the Debenture  attached hereto as Exhibit A (the  "Replacement  Debenture").  As of June 15,  2003,  the
parties  agree  there is a  compromised  amount  of  $97,195  owing  in  accrued interest,  penalties,  fees,  liquidated  damages and other  costs and  expenses incurred and/or accrued.  Accordingly,  the principal  amount of the Replacement
Debenture  reflects the original principal amount of the Loans of $240,000 and a recapitalization of the foregoing  compromised amount, for a total new principle amount of $337,195.

     2. Replacement  Registration  Rights  Agreement.  All documents  evidencing rights of registration  are hereby  cancelled,  superseded and replaced in their entirety by the Registration  Rights Agreement attached hereto as Exhibit B (the
"Replacement Registration Rights Agreement").

     3. Financing Documents.  As a result of the foregoing,  and pursuant to the terms and conditions of this  Agreement,  the Financing  Documents,  and each of them,  are hereby  cancelled  and  rescinded  in their  entirety,  and  replaced entirely and exclusively by this Agreement and the Exhibits hereto.

B.       WARRANTS

     1. Class A Warrants.  Advantage  hereby  elects to exercise  that number of
Class A Warrants  pursuant to a cashless  exercise  pursuant to Section 4 of the
Class A Warrants  resulting in a net election in the amount of 22,142,848 shares of restricted  Common Stock of Company (the  "Shares"),  and the Company  hereby agrees to deliver a certificate  representing the Shares at the Closing (defined below).

     2.  Subscription  of  Shares.  In  connection  with the  foregoing  warrant exercise  and  purchase  of the Shares,  Advantage  hereby  makes the  following representations and warranties to Company:

          2.1.  Advantage  is an  "accredited  investor"  within the  meaning of
     Regulation D under the Securities Act of 1933 (the  "Securities  Act"). The
     undersigned  has received or has had full access to all the  information it considers  necessary or appropriate to make an informed investment decision with respect to the exercise of the Class A Warrants and acquisition of the
     Shares.  Advantage  has had an  opportunity  to ask  questions  and receive answers from the Company regarding the Company's  business,  management and financial affairs and the terms and conditions of the Warrant and to obtain
     additional   information   (to  the  extent  the  Company   possessed  such
     information  or could  acquire it without  unreasonable  effort or expense)
     necessary  to verify any  information  furnished to the  undersigned  or to which the undersigned had access.

          2.2. Advantage has substantial  experience in evaluating and investing in securities in companies  similar to the Company so that it is capable of evaluating  the merits and risks of its  investment  in the Company and has the capacity to protect its own  interests.  Advantage  understands it must bear  the  economic  risk of this  investment  until  the  Shares  are sold pursuant to (i) an effective  registration  statement  under the Securities
     Act, or (ii) an exemption from registration becomes available.

          2.3.  Advantage is exercising the Class A Warrants for its own account and for investment  only, and not as a nominee or agent and not with a view towards or for resale in connection with distribution of the Shares.

          2.4.   Advantage   represents  that  by  reason  of  its,  or  of  its
     management's,  business and  financial  experience,  it has the capacity to evaluate  the  merits and risks of its  investment  in the  Company  and to protect its own  interests in  connection  with the exercise of the Class A
     Warrants and acquisition of the Shares.

     3.  Cancellation of All Other Warrants.  In consideration of the foregoing,
Advantage  hereby  cancels,  voids and rescinds any and all Class A Warrants not otherwise  exercised pursuant to paragraph B.2 above, all Class B Warrants,  and any and all  other  warrants  granted  or issued to the  Original  Investors  or
Advantage.

     4. Proxy. Advantage hereby grants an irrevocable proxy to George Lovato for a period of 270 days from the date of this Agreement with respect to the Shares.

     5. Indemnity.  All original Warrants,  Debentures and Promissory Notes will be promptly surrendered to the Company. Advantage hereby agrees to indemnify and hold  harmless  Company  from and against  any and all claims  asserted by or on behalf of the Original Investors regarding the Warrants and the Loans.

C.       REGISTRATION RIGHTS

     1. Advantage expressly authorizes and instructs the Company to withdraw the
Form SB-2 Registration Statement filed on July 16, 2002, with the Securities and
Exchange Commission, and waives and releases Company of any liability related to or arising under any previously existing Registration Rights Agreement.

     2.  Company and  Advantage  shall enter into the  Replacement  Registration
Rights Agreement.

D.       REPRESENTATIONS AND WARRANTIES OF ADVANTAGE

     Advantage hereby represents and warrants to Company that:

     1. The execution, delivery, and performance of this Agreement is within its company powers, and has been duly authorized by all necessary company action.

     2. Advantage owns all right and title to the Financing Documents, including specifically the Loans and Warrants, and has full authority to enter into terms, conditions,  waivers,  and  amendments set forth in this  Agreement,  and in the attached Exhibits.

E.       CONDITIONS TO CLOSING

     The  satisfaction  of each of the  following  shall  constitute  conditions precedent to the  effectiveness  of this Agreement and each and every  provision hereof:

     1. The  representations  and warranties in this Agreement shall be true and correct in all respects on and as of the date hereof.

     2. This  Agreement  shall have been duly executed by Company and Advantage, and copies of such signatures shall have been provided to one another.

     3. Company shall have received all original Class A Warrants,  all original
Class B warrants,  and all other such warrants issued to the Original  Investors as may be in the possession, custody or control of Advantage.

     4. Closing.  Upon confirmation of the foregoing  conditions to closing, the
Company  shall as soon as  practicable  thereafter  issue or cause its  transfer agent  to issue  certificates  representing  the  Shares  with  the  appropriate restrictive legends.

F.       MISCELLANEOUS.

     1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York  without  giving  effect to its  conflicts-of-laws principles (other than any provisions  thereof validating the choice of the laws of the State of New York as the governing law).

     2.  The  recitals  set  forth  at  the  beginning  of  this  Agreement  are incorporated  herein and made a part hereof.  This Agreement,  and the terms and provisions hereof (including, without limitation, the recitals),  constitute the entire  agreement  between the Company and  Advantage  pertaining to the subject matter hereof and  supersedes  any and all prior or  contemporaneous  amendments relating to the subject matter hereof. Under no circumstances shall prior drafts of this Agreement be utilized in  interpreting  the rights or obligations of the parties hereunder or the transactions  contemplated  hereby.  This Agreement has been prepared  jointly by the parties  hereto and any  uncertainty  or ambiguity existing herein shall not be interpreted  against either party, but according to the application of rules of interpretation of contracts,  if such an uncertainty or ambiguity  exists.  To the extent any terms or provisions  of this  Agreement conflict with those of the Replacement Debenture or the Replacement Registration
Rights Agreement, the terms and provisions of this Agreement shall control.

     3. This  Agreement  may be executed in any number of  counterparts,  all of which taken together shall constitute one and the same instrument and any of the parties  hereto may execute  this  Agreement  by signing  any such  counterpart.
Delivery of an executed  counterpart of this Agreement by telefacsimile shall be equally as effective  as delivery of an original  executed  counterpart  of this
Agreement.  Any party  delivering an executed  counterpart  of this Agreement by telefacsimile  also  shall  deliver an  original  executed  counterpart  of this
Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     4. Company's address for the purpose of delivery of notices is as follows:

                                    Attn: George Lovato
                                    Americana Publishing, Inc.
                                    303 San Mateo NE, Suite 104A
                                    Albuquerque, New Mexico 87108
                                    Fax: (505) 265-0632

         With a copy to:

                                    Attn:  Addison Adams, Esq.
                                    Richardson & Patel LLP
                                    10900 Wilshire Boulevard, Suite 500
                                    Los Angeles, California 90403
                                    Fax: (310) 208-1154

                  Advantage's address for the purpose of delivery of notices is as follows:

                                    Bob Press, President
                                    Knightsbridge Capital
                                    2999 NE 191st Street, Penthouse Two
                                    N. Miami Beach, Florida 33180

     5. This Agreement  cannot be altered,  amended,  changed or modified in any respect  or  particular  unless  each  such  alteration,  amendment,  change  or modification  shall have been  agreed to by each of the  parties  and reduced to writing in its entirety and signed and delivered by each party.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                   AMERICANA PUBLISHING, INC.

                                   By:
                                   George Lovato, President

                                   ADVANTAGE FUND I, LLC

                                    By:
                                    Robert Press, President

                                   SCHEDULE 1

                               ORIGINAL INVESTORS

Name                                                                                     Principal Amount

Gulf Coast Advisors, Ltd.                                                                         $25,000
BG Holdings, LLC                                                                                  $75,000
Karim Amiryani                                                                                    $20,000
Tel-Pro Marketing, Inc.                                                                           $20,000
Douglas W. Jordan                                                                                 $10,000
Douglas W. Jordan, CPA, Defined Benefit Pension Plan                                              $15,000
Norman A. Ross                                                                                     $5,000
Vestcom, Ltd.                                                                                     $35,000
Stranco Investments, Ltd.                                                                         $35,000

Total                                                                                            $240,000

                                    EXHIBIT A

                              REPLACEMENT DEBENTURE

                                    EXHIBIT B

                    REPLACEMENT REGISTRATION RIGHTS AGREEMENT